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Exhibit 25(a)

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a trustee pursuant to Section 305(b)(2) ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

NEW YORK (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-5160382 (I.R.S. Employer Identification Number)
ONE WALL STREET NEW YORK, NEW YORK (Address of principal executive offices)	10286 (Zip Code)

PROTECTIVE LIFE CORPORATION
(Exact name of obligor as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	95-2492236 (I.R.S. Employer Identification Number)
2801 HIGHWAY 280 SOUTH BIRMINGHAM, ALABAMA (Address of principal executive offices)	35223 (Zip Code)

DEBT SECURITIES
(Title of the indenture securities)

ITEM 1. GENERAL INFORMATION

        Furnish the following information as to the trustee.

        (a)   Name and address of each examining or supervising authority to which it is subject.

  Superintendent of Banks of the State of New York, 2 Rector Street, New York, NY 10006
  Federal Reserve Bank of New York, 33 Liberty Plaza, New York, NY 10045
  Federal Deposit Insurance Corporation, Washington, D.C. 20429
  New York Clearing House Association, New York, NY 10005

        (b)   Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

ITEMS 3-15. Items 3-15 are not applicable because to the best of the Trustee's knowledge, the Obligor is not in default under any indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS.

        List below all exhibits filed as part of this statement of eligibility. Exhibits identified in parenthesis below, already on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(c).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 39-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637).

  2.
  See Exhibit 1 to Form T-1.

  3.
  See Exhibit 1 to Form T-1.

  4.
  A copy of the existing bylaws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  5.
  Not applicable.

  6.
  Consent of the Trustee required by Section 321(b) of the Act.

  7.
  A copy of the latest report of condition of the trustee as of the close of business on September 30, 2004, published pursuant to law or the requirements of the Trustee's supervising or examining authority.

  8.
  Not applicable.

  9.
  Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 30th day of December, 2004.

THE BANK OF NEW YORK
By:	The Bank of New York Trust Company N.A., as Agent
By:	/s/ CHARLES S. NORTHEN, IV Charles S. Northen, IV Vice President

EXHIBIT 6

CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issue of DEBT SECURITIES by Protective Life Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

        Dated: December 30, 2004

THE BANK OF NEW YORK
By:	The Bank of New York Trust Company N.A., as Agent
By	/s/ CHARLES S. NORTHEN, IV Charles S. Northen, IV Vice President

Exhibit 7

The Bank of New York ONE WALL STREET NEW YORK CITY, NY 10286 FDIC Certificate Number: 639 Web Address: http://www.bankofny.com	FFIEC 031 Consolidated Report of Condition for September 30, 2004

The web address is as provided by the institution. Please contact the institution directly with any questions regarding the data or the web address.
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Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands

ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A)
	a.	Noninterest-bearing balances and currency and coin[1]	RCFD 0081	3,036,306
	b.	Interest-bearing balances[2]	RCFD 0071	9,034,655
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	RCFD 1754	1,693,598
	b.	Available-for-sale securities (from Schedule RC-B, column D)	RCFD 1773	20,325,634
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold in domestic offices	RCON B987	19,100
	b.	Securities purchased under agreements to resell[3]	RCFD B989	4,324,992
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale	RCFD 5369	6,685
	b.	Loans and leases, net of unearned income	RCFD B528	37,402,355
	c.	LESS: Allowance for loan and lease losses	RCFD 3123	594,211
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFD B529	36,808,144
5.	Trading assets (from Schedule RC-D)		RCFD 3545	3,420,107
6.	Premises and fixed assets (including capitalized leases)		RCFD 2145	969,419
7.	Other real estate owned (from Schedule RC-M)		RCFD 2150	1,253
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		RCFD 2130	253,729
9.	Customers' liability to this bank on acceptances outstanding		RCFD 2155	166,157
10.	Intangible assets:
	a.	Goodwill	RCFD 3163	2,708,882
	b.	Other intangible assets (from Schedule RC-M)	RCFD 0426	748,171
11.	Other assets (from Schedule RC-F)		RCFD 2160	6,998,625
12.	Total assets (sum of items 1 through 11)		RCFD 2170	90,515,457

LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON 2200	40,236,165
	(1)	Noninterest-bearing[4]	RCON 6631	15,201,748
	(2)	Interest-bearing	RCON 6636	25,034,417
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	24,110,224
	(1)	Noninterest-bearing	RCFN 6631	300,559
	(2)	Interest-bearing	RCFN 6636	23,809,665
14.	Federal funds purchased and securities sold under agreements to repurchase
	a.	Federal funds purchased in domestic offices[5]	RCON B993	717,565
	b.	Securities sold under agreements to repurchase[6]	RCFD B995	812,853
15.	Trading liabilities (from Schedule RC-D)		RCFD 3548	2,598,442
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		RCFD 3190	4,158,526
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding		RCFD 2920	167,267
19.	Subordinated notes and debentures[7]		RCFD 3200	2,389,088
20.	Other liabilities (from Schedule RC-G)		RCFD 2930	6,730,454
21.	Total liabilities (sum of items 13 through 20)		RCFD 2948	81,920,584
22.	Minority interest in consolidated subsidiaries		RCFD 3000	142,058
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		RCFD 3838	0
24.	Common stock		RCFD 3230	1,135,284
25.	Surplus (exclude all surplus related to preferred stock)		RCFD 3839	2,087,205
26.	a.	Retained earnings	RCFD 3632	5,213,125
	b.	Accumulated other comprehensive income[8]	RCFD B530	17,201
27.	Other equity capital components[9]		RCFD A130	0
28.	Total equity capital (sum of items 23 through 27)		RCFD 3210	8,452,815
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)		RCFD 3300	90,515,457

Memorandum

To be reported with the March Report of Condition.

Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003	RCFD 6724	N/A
1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2 =	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5 =	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
		6 =	Review of the bank's financial statements by external auditors
		7 =	Compilation of the bank's financial statements by external auditors
3 =	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

1
Includes cash items in process of collection and unposted debits.

2
Includes time certificates of deposit not held for trading.

3
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

4
Includes total demand deposits and noninterest-bearing time and savings deposits.

5
Report overnight Ferderal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

6
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

7
Includes limited-life preferred stock and related surplus.

8
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

9
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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  Exhibit 25(a)
SIGNATURE
CONSENT OF TRUSTEE